UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) 12/23/04

Syratech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12624	13-3354944
(Commission File Number)	(IRS Employer Identification No.)

175 McClellan Highway East Boston, Massachusetts	02128-9114
(Address of Principal Executive Offices)	(Zip Code)

(617) 561-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 23, 2004, Syratech Corporation (the “Company”) and the Company’s Lenders under that certain Amended and Restated Loan and Security Agreement dated as of March 26, 2004 (as amended, the “Loan Agreement”) entered into the First Amendment to Forbearance Agreement (the “Amendment”).  Pursuant to the Amendment, the Forbearance and Second Amendment dated as of November 15, 2004 (the “Forbearance”) was amended to provide that the Forbearance Period (as defined in the Forbearance) was extended from December 31, 2004 to January 31, 2005.  The Amendment also decreased the Company’s minimum Revolving Credit Availability requirement (as defined in the Loan Agreement) under the Loan Agreement during the Forbearance Period.  The Company paid a Forbearance Amendment Fee of $50,000 in connection with the Amendment.  The Forbearance was previously filed as an exhibit to the Company’s Form 10-Q filing on November 16, 2004.  A copy of the Amendment is attached as Exhibit 99.1.

On December 28, 2004, the Company and the Consenting Lock-Up Noteholders (as defined in the Lock-up Agreement, as defined below) entered into the First Amendment to Lock-Up Agreement (the “Lock-Up Amendment”), which amended the Lock-Up Agreement dated as of November 15, 2004 (the “Lock-Up Agreement”) between the Company and certain holders of the Company’s 11% Senior Notes due 2007.  Pursuant to the Lock-Up Amendment, the deadline for the Company to commence the prenegotiated chapter 11 filing under the Lock-Up Agreement was extended from December 31, 2004 to January 31, 2005.    The form of Lock-Up Agreement was previously filed as an exhibit to the Company’s Form 10-Q filing on November 16, 2004.  The form of Lock-Up Amendment is attached as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYRATECH CORPORATION

Date: December 29, 2004	By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt
		Title:	Senior Vice President, Chief Financial Officer and Treasurer